UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 2, 2017
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2017, Kewsong Lee, a director of Arch Capital Group Ltd. (“ACGL”), notified the Board of Directors (the “Board”) that he was resigning from the Board, effective immediately, as a result of the expansion of his duties at Carlyle Group LP following his recent promotion to co-CEO effective January 1, 2018.
ITEM 7.01    Regulation FD Disclosure.
On November 3, 2017, ACGL issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
ITEM 8.01    Other Items.
Preferred Share Dividends.  On November 2, 2017, the Arch Capital Group Ltd. board of directors (“Board”) declared dividends with respect to the outstanding 3,702,193 shares of its 6.75% Non-Cumulative Preferred Shares, Series C, $0.01 per share (the “Series C Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on December 31, 2017 to holders of record of the Series C Shares, as of December 15, 2017, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series C	12/31/17	9/30/17-12/30/17	$1,561,863	$0.421875

In addition, on November 2, 2017, the Board declared dividends with respect to the outstanding 18,000,000 depositary shares, each representing a 1/1000th interest in a share of 5.25% Non-Cumulative Preferred Shares, Series E, $0.01 per share (“Series E Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on December 31, 2017 to holders of record of the Series E Shares, as of December 15, 2017, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series E	12/31/17	9/30/17-12/30/17	$5,906,250	$0.328125

On October 3, 2017, ACGL reported on Form 8-K that on September 30, 2017, the Board declared dividends with respect to the outstanding 9,200,000 depositary shares, each representing a 1/1000th interest in a share of 5.45% Non-Cumulative Preferred Shares, Series F, $0.01 per share (“Series F Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below including the respective effective dates for declaration. All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on January 2, 2018 to holders of record of the Series F Shares, as of December 15, 2017, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series F	9/30/17	8/17/17-9/29/17	$1,497,236.11	$0.16274
Series F	12/31/17	9/30/17-12/30/17	$3,168,569.44	$0.34441

ITEM 9.01    Financial Statements and Exhibits.
(d):     The following exhibits are being filed herewith.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued by Arch Capital Group Ltd. on November 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: November 3, 2017	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	President and Chief Operating Officer